SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant (x)

Filed by a Party other than the Registrant ( )

Check the appropriate box:
( )  Preliminary Proxy Statement
( ) Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
(x)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-12

                                  E-Z-EM, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                       N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
(x)  No fee required.
( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
     1)   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     5)   Total fee paid:

          ----------------------------------------------------------------------
( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ----------------------------------------------------------------------
     2)   Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------
     3)   Filing Party:

          ----------------------------------------------------------------------
     4)   Date Filed:

          ----------------------------------------------------------------------

                                  E-Z-EM, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD OCTOBER 30, 2001

To the Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of E-Z-EM, INC., a Delaware corporation (the "Company"), will be held at the Milleridge Inn, Jericho, New York, on October 30, 2001 at 10:00 a.m., Local Time, for the following purposes:

     1. To elect three Class II directors, each to serve for a term of three years (with the exception of Robert M. Topol, who has indicated his intention to resign from the Board of Directors of the Company, but has agreed to remain a director until an appropriate successor has been found);

     2. To ratify the appointment of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending June 1, 2002;

     3. To transact such other business as may properly come before the Meeting.

The Board of Directors has fixed the close of business on September 14, 2001 as the record date (the "Record Date") for the Meeting. Only stockholders of record of the Company's Class A Common Stock, $0.10 par value, on the Company's stock transfer books on the close of business on that date are entitled to vote at the Meeting.

By Order of the Board of Directors

PETER J. GRAHAM, Secretary

Westbury, New York
Dated: October 1, 2001

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE THAT IS PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

If you wish to attend, please check the appropriate box on the enclosed proxy and return it in the enclosed envelope.

                                  E-Z-EM, INC.
                                 717 MAIN STREET
                          WESTBURY, NEW YORK 11590-5021

                              ---------------------

                                 PROXY STATEMENT
                                       FOR
                             MEETING OF STOCKHOLDERS

                                OCTOBER 30, 2001

                              ---------------------

                                  INTRODUCTION

     This Proxy Statement is being furnished to stockholders by the Board of Directors of E-Z-EM, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of the accompanying proxy (each a "Proxy" and collectively, the "Proxies") for use at the 2001 Annual Meeting of Stockholders of the Company (the "Meeting") to be held at the Milleridge Inn, Jericho, New York, on Tuesday, October 30, 2001 at 10:00 a.m., or at any adjournment or adjournments thereof.

     The principal executive offices of the Company are located at 717 Main Street, Westbury, New York 11590- 5021. The approximate date on which this Proxy Statement and the accompanying Proxy will first be sent or given to stockholders is October 1, 2001.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and accordingly files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed with the Commission are available for inspection and copying at the public reference facilities maintained by the Commission at 450 Fifth Street, Washington, D.C. 20549 and at certain of the Commission's regional offices. Copies of such documents may be obtained from the Public Reference Section of the Commission at prescribed rates. In addition, such material and other information concerning the Company can be inspected at the American Stock Exchange, on which exchange shares of the Company's securities are listed.

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

Summary of Proxy Statement................................................   1

Record Date and Voting Securities.........................................   1

Voting of Proxies.........................................................   1

Security Ownership........................................................   2

Election of Directors.....................................................   4
     Nominees ............................................................   4
     Meetings.............................................................   6
     Executive Officers...................................................   7
     Executive Compensation...............................................   8

Audit Committee Report....................................................  13

Compensation and Stock Option Committee Report............................  14

Certain Relationships and Related Transactions............................  17

Section 16 (a) Beneficial Ownership Reporting Compliance..................  17

Ratification of Appointment of Independent Auditors.......................  17

Annual Report.............................................................  18

Stockholder Proposals.....................................................  18

Other Matters.............................................................  18

Appendix A................................................................  A.1

                           SUMMARY OF PROXY STATEMENT

     The following is a summary of certain information contained in this Proxy Statement. This summary should not be considered complete and is qualified in its entirety by the more detailed information and financial statements contained in the Proxy Statement. Certain capitalized terms used in this summary are defined in the Proxy Statement.

     The principal offices of the Company are located at 717 Main Street, Westbury, New York 11590-5021, (516) 333-8230.

Election of Directors (Proposal No. 1)

     Three of the Company's eight directors are to be elected at the Annual Meeting. Paul S. Echenberg and Donald A. Meyer will serve until the 2004 Annual Meeting of Shareholders and until, in each case, his successor is duly elected and qualified. Robert M. Topol has indicated his intention to resign from the Board of Directors of the Company, but has agreed to remain a director until an appropriate successor has been found.

Ratification of Appointment of Independent Auditors (Proposal No. 2)

     Shareholders are also being asked at the Annual Meeting to ratify the appointment of Grant Thornton LLP, certified public accountants, as the independent auditors for the Company for the 2002 fiscal year.

                        RECORD DATE AND VOTING SECURITIES

     As of the close of business on September 14, 2001, the record date (the "Record Date"), there were 4,008,398 outstanding shares of the Company's Class A Common Stock, $0.10 par value (the "Class A Common Stock"). Holders of the Class A Common Stock have one vote per share on each matter to be acted upon. Only stockholders of Class A Common Stock of record at the close of business on the Record Date for the Meeting (the "Stockholders") will be entitled to vote at the Meeting and at any adjournment thereof. A majority of the outstanding shares of Class A Common Stock present in person or by proxy is required to constitute a quorum at the Meeting.

     Additionally, the Company had 5,841,330 shares of Class B Common Stock, $0.10 par value (the "Class B Common Stock" and collectively with the Class A Common Stock, the "Common Stock") outstanding as of the Record Date. Shares of Class B Common Stock are non-voting shares.

                                VOTING OF PROXIES

     Shares of Class A Common Stock represented by Proxies that are properly executed, duly returned and not revoked, will be voted in accordance with the instructions contained therein. If no specification is indicated on the Proxy, the shares of Class A Common Stock represented thereby will be voted: (i) for the election as Directors of the persons who have been nominated by the Board of Directors; (ii) for the ratification of the appointment of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending June 1, 2002 (the "2002 Fiscal Year"); and (iii) with respect to any other matter that may properly be brought before the Meeting in accordance with the judgment of the person or persons voting the Proxies.

     The execution of a Proxy will in no way affect a Stockholder's right to attend the Meeting and vote in person. Any Proxy executed and returned by a Stockholder may be revoked at any time thereafter if written notice of revocation is given to the Secretary of the Company prior to the vote to be taken at the Meeting, or by execution of a subsequent proxy which is presented before the Meeting, or if the Stockholder attends the Meeting and votes by ballot, except as to any matter or matters upon which a vote shall have been cast pursuant to the authority conferred by such Proxy prior to such revocation. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker "non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present but which have not been voted.

     The cost of solicitation of the Proxies being solicited on behalf of the Board of Directors will be borne by the Company. In addition to the use of the mail, proxy solicitation may be made by telephone, telegraph and personal interview by officers, directors and employees of the Company. The Company will, upon request, reimburse brokerage houses and persons holding Class A Common Stock in the names of their nominees for their reasonable expenses in sending soliciting material to their principals.

                               SECURITY OWNERSHIP

     The following table sets forth information, as of the Record Date, as to the beneficial ownership of the Company's voting Class A Common Stock by each person known by the Company to own beneficially more than 5% of the Company's voting Class A Common Stock:

   Name and Address of                               Shares           Percent of
    Beneficial Owner                           Beneficially Owned       Class
    ----------------                           ------------------       -----
Howard S. Stern, ...........................        956,412              23.9
Chairman of the Board,
Director
717 Main Street
Westbury, NY  11590

Betty S. Meyers, ...........................        820,806              20.5
401 Emerald Street
New Orleans, LA  70124

David P. Meyers, ...........................        311,551 (1)           7.8
Director
813 Springdale Road
Atlanta, GA  30306

Jonas I. Meyers, ...........................        311,551 (2)           7.8
904 Oakland Avenue
Ann Arbor, MI  48104

Stuart J. Meyers, ..........................        311,551 (3)           7.8
434 Bellaire Drive
New Orleans, LA  70124

Dimensional Fund Advisors, Inc., ...........        232,075 (4)           5.8
1299 Ocean Avenue
Santa Monica, CA  90401

Wellington Management Company, .............        219,258 (4)           5.5
75 State Street
Boston, MA  02109

----------
(1) Includes 154,801 shares in which David P. Meyers has only a remainder interest. Betty S. Meyers holds a life estate in such shares.

(2) Includes 154,801 shares in which Jonas I. Meyers has only a remainder interest. Betty S. Meyers holds a life estate in such shares.

(3) Includes 154,801 shares in which Stuart J. Meyers has only a remainder interest. Betty S. Meyers holds a life estate in such shares.

(4)  Information was derived from a Schedule 13G dated December 31, 2000.

     The following table sets forth information, as of the Record Date, as to the beneficial ownership of the Company's voting Class A and non-voting Class B Common Stock, by (i) each of the Company's directors, (ii) each of the Company's Named Executive Officers, and (iii) all directors and executive officers of the Company as a group:

                                                          Class A                          Class B
                                                 ------------------------         ------------------------
                                                    Shares        Percent            Shares        Percent
      Name of                                    Beneficially        of           Beneficially       of
  Beneficial Owner                                 Owned (1)       Class            Owned (2)       Class
  ----------------                               ------------     -------         ------------     -------
Howard S. Stern, ............................       956,412         23.9           1,186,893         20.0
Chairman of the Board,
Director

David P. Meyers, ............................       311,551 (3)      7.8             606,442 (4)     10.4
Director

Arthur L. Zimmet, ...........................        28,750           *               90,784          1.5
Senior Vice President

Robert M. Topol, ............................        24,097           *               69,739          1.2
Director

Paul S. Echenberg, ..........................         1,097           *               89,303          1.5
Chairman of the Board of
E-Z-EM Canada, Director

Anthony A. Lombardo, ........................          None           *               75,000          1.3
President, Chief Executive
Officer, Director

Donald A. Meyer, ............................        18,276           *               45,267           *
Director

James L. Katz, ..............................         1,122           *               58,569          1.0
Director

Dennis J. Curtin, ...........................         1,944           *               53,236           *
Senior Vice President

Michael A. Davis, M.D., .....................          None           *               41,786           *
Medical Director, Director

Eamonn P. Hobbs, ............................            50           *               39,604           *
Vice President

Pierre A. Ouimet, ...........................           500           *               38,270           *
President of E-Z-EM Canada

All directors and executive
 officers as a group (20
 persons) ...................................     1,343,299 (3)     33.5           2,585,516 (4)     39.2

----------
*    Does not exceed 1%.

(1) Includes Class A Common Stock shares issuable upon exercise of options currently exercisable or exercisable within 60 days from the Record Date as follows: Robert M. Topol (597), Paul S. Echenberg (597), Donald A. Meyer
     (597), James L. Katz (597) and all directors and executive officers as a group (2,388).

(2) Includes Class B Common Stock shares issuable upon exercise of options currently exercisable or exercisable within 60 days from the Record Date as follows: Howard S. Stern (78,786), David P. Meyers (3,000), Arthur L. Zimmet (50,884), Robert M. Topol (31,847), Paul S. Echenberg (75,613), Anthony A. Lombardo (75,000), Donald A. Meyer (19,674), James L. Katz (53,758), Dennis J. Curtin (50,556), Michael A. Davis, M.D. (40,091),
     Eamonn P. Hobbs (39,595), Pierre A. Ouimet (38,240) and all directors and executive officers as a group (747,697).

(3) Includes 154,801 shares in which Mr. Meyers has only a remainder interest. Betty S. Meyers, a principal shareholder, holds a life estate in such shares.

(4) Includes 201,014 shares in which Mr. Meyers has only a remainder interest. Betty S. Meyers, a principal shareholder, holds a life estate in such shares. Also includes 190,035 shares owned by a partnership in which Mr. Meyers has an interest.

                        PROPOSAL I--ELECTION OF DIRECTORS

                                    NOMINEES

     The Company's Board of Directors currently consists of eight directors. The Board is classified into three classes, each of which has a staggered three-year term. At the Meeting, the Stockholders will elect three Class II directors. Paul
S. Echenberg and Donald A. Meyer will hold office until the Annual Meeting of Stockholders to be held in 2004 and until their successors are duly elected and qualified. Robert M. Topol has indicated his intention to resign from the Board of Directors of the Company, but has agreed to remain a director until an appropriate successor has been found. The Class I directors and Class III directors will continue in office during the terms indicated below. Unless otherwise specified, all Proxies received will be voted in favor of the election of the persons named below (the "Nominees") as directors of the Company. Directors shall be elected by a plurality of the votes cast, in person or by proxy, at the Meeting. Abstentions from voting and broker "non-votes" on the election of directors will have no effect since they will not represent votes cast at the Meeting for the purpose of electing directors.

     The term of each of the current Class II directors expires at the Meeting when his respective successor is duly elected and qualified. Management has no reason to believe that any of the Nominees will be unable or unwilling to serve as a director, if elected. However, as stated above, Robert M. Topol has indicated his intention to resign from the Board of Directors of the Company, but has agreed to remain a director until an appropriate successor has been found. Should any of the Nominees not remain a candidate for election at the date of the Meeting, the Proxies will be voted in favor of the Nominees who remain candidates and may be voted for substitute nominees selected by the Board of Directors. The names of the Nominees and certain information concerning them are set forth below:

Nominees to Class II of the Board of Directors

                                                                   First Year
       Name               Principal Occupation           Age     Became Director
       ----               --------------------           ---     ---------------
Paul S. Echenberg      President, Chief Executive        57           1987
                       Officer and Director of
                       Schroders & Associates
                       Canada Inc.

Donald A. Meyer        Independent consultant in         67           1968
                       legal matters to arts and
                       business organizations

Robert M. Topol        Private Investor                  76           1982

     PAUL S. ECHENBERG, age 57, has been a director of the Company since 1987 and has served as Chairman of the Board of E-Z-EM Canada Inc. since 1994. He has been the President, Chief Executive Officer and Director of Schroders & Associates Canada Inc. (investment buy-out advisory services) and Director of Schroders Ventures Ltd. since 1997. He is also a founder and has been a general partner and director of Eckvest Equity Inc. (personal investment and consulting services) since 1989. He is also a director of Lallemand Inc., Cedara Software Corp., Benvest Capital Inc., Colliers MacAuley Nicholl, Huntington Mills (Canada) Ltd., ITI Medical Technologies, Inc., Flexia Corp., Fib-Pak Industries Inc., Shirmax Fashions Ltd., Med-Eng Systems Inc., MacroChem Corp., Matra Plast Industries Inc. and A.P. Plasman Corp. The Company has investments in Cedara Software Corp. and ITI Medical Technologies, Inc.

     DONALD A. MEYER, age 67, has been a director of the Company since 1968. Since 1995, he has acted as an independent consultant in legal matters to arts and business organizations, specializing in technical assistance. He had been the Executive Director of the Western States Arts Federation, Santa Fe, New Mexico, which provides and develops regional arts programs, from 1990 to 1995. From 1958 through 1990, he was an attorney practicing in New Orleans, Louisiana.

     ROBERT M. TOPOL, age 76, has been a director of the Company since 1982. Prior to his retirement in 1994, he served as an Executive Vice President of Smith Barney, Inc. (financial services). He is also a director of Fund for the Aging, City Meals on Wheels, American Health Foundation, State University of New York - Purchase, and Redstone Resources Inc.

Recommendation of the Board of Directors

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES.

The following Class I and III Directors will continue on the Board of Directors for the terms indicated:

Class I Directors
(Term Expiring in 2003):

     MICHAEL A. DAVIS, M.D., age 60, has served as Medical Director and Director of the Company since August 2000. Previously, he served as Medical
Director/Technical Director and Director of the Company from 1997 to August 2000, as Medical Director and Director of the Company from 1995 to 1996, and as Medical Director from 1994 to 1995. He has been Professor of Radiology and Nuclear Medicine and Director of the Division of Radiologic Research, University of Massachusetts Medical Center since 1980. He also served as the President and Chief Executive Officer of Amerimmune Pharmaceuticals, Inc. and its wholly-owned subsidiary, Amerimmune, Inc., from February 1999 to November 1999. He is also a director of MacroChem Corp. and Amerimmune Pharmaceuticals, Inc.

     JAMES L. KATZ, CPA, JD, age 65, has been a director of the Company since 1983. He is a founder of Lakeshore Medical Fitness, LLC (owns and manages medical fitness facilities), and has served as its Chief Executive Officer since 2000. Previously, he had been a founder and managing director from its organization in 1995 until 2000 of Chapman Partners LLC (investment banking). From its acquisition in 1985 until its sale in 1994, he was the co-owner and President of Ever Ready Thermometer Co., Inc. From 1971 until 1980 and from 1983 until 1985, he held various executive positions with Baxter International and subsidiaries of Baxter International, principally that of Chief Financial Officer of Baxter International. He is also a director of Intec, Inc., Lakeshore Management Group, LLC and Lifestart Wellness Network, LLC, as well as a member of the Board of Advisors of Jerusalem Global and The Patterson Group.

     ANTHONY A. LOMBARDO, age 54, has served as President, Chief Executive Officer and Director of the Company since 2000. Prior to joining the Company, he served as President of ALI Imaging Systems, Inc. (radiology information management) from 1998 to 2000. From 1996 to 1998, Mr. Lombardo served as Global Manager of the Integrated Imaging Systems business of General Electric Medical Systems. Mr. Lombardo is also a director of PointDx, Inc. The Company has an investment in PointDx, Inc.

Class III Directors
(Term Expiring in 2002):

     HOWARD S. STERN, age 70, is a co-founder of the Company and has served as Chairman of the Board and Director of the Company since its formation in 1962. Mr. Stern has also served as President and Chief Executive Officer of the Company from 1997 to 2000. From 1990 to 1994, Mr. Stern served as Chief Executive Officer, and from the formation of the Company until 1990, he served as President and Chief Executive Officer. Mr. Stern is also a director of ITI
Medical Technologies, Inc. The Company has an investment in ITI Medical Technologies, Inc.

     DAVID P. MEYERS, age 37, has been a director of the Company since 1996. He is a founder of SmartScan, LLC, an Atlanta, Georgia based provider of CT screening services offered directly to the public, and has served as its Chief Operating Officer since August 2001. He is also the founder of MedTest Express, Inc., an Atlanta, Georgia based provider of contracted laboratory services for home health agencies, and has served as its President, Chief Executive Officer and Director since 1994.

                                    MEETINGS

     The Board of Directors held five regular meetings and one special meeting by conference call during the 2001 fiscal year (the "2001 Fiscal Year"). From time to time, the members of the Board of Directors act by unanimous written consent pursuant to the laws of the State of Delaware. All directors attended all Board meetings during the 2001 Fiscal Year, except that Mr. Topol missed two meetings.

     The Company has a standing Executive Committee, Audit Committee, Nominating Committee, Compensation Committee and Finance Committee.

     The Executive Committee has the power and authority to act on behalf of the Board during intervals between regularly scheduled Board meetings. The members of the Executive Committee are Messrs. Stern, Echenberg, Katz and Topol. The Executive Committee did not meet during the 2001 Fiscal Year.

     The Audit Committee recommends to the Board the selection of independent accountants and reviews the scope and results of the annual audit. The members of the Audit Committee are Messrs. Katz, Echenberg and Topol. The Audit Committee met once during the 2001 Fiscal Year.

     The Nominating Committee recommends to the Board nominees for election to the Board. The Nominating Committee will consider nominees for Directors recommended by stockholders upon submission in writing to the Secretary of the Company of the names of such nominees, together with their qualifications for service with the Company. The members of the Nominating Committee are Messrs. Stern, Lombardo, Meyer and Meyers. The Nominating Committee met twice during the 2001 Fiscal Year.

     The  Compensation   Committee  determines  the  cash  and  other  incentive
compensation, if any, to be paid to the Company's executive officers and key employees. The Compensation Committee also sets the policies and parameters of the Company's executive compensation programs and awards thereunder, and makes determinations as to stock option grants under the 1983 Stock Option Plan and the 1984 Directors and Consultants Stock Option Plan. The members of the Compensation Committee are Messrs. Meyer and Katz. The Compensation Committee met once during the 2001 Fiscal Year.

     The Board of Directors created a Finance Committee in 1995. Its members are Messrs. Katz, Meyers and Topol. The Finance Committee did not meet during the 2001 Fiscal Year.

                               EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the Company's executive officers.

      Name                      Age               Positions
      ----                      ---               ---------
Howard S. Stern ..............  70     Chairman of the Board, Director
Anthony A. Lombardo ..........  54     President, Chief Executive Officer, Director
Dennis J. Curtin .............  54     Senior Vice President - Chief Financial Officer
Joseph J. Palma ..............  59     Senior Vice President - Sales and Marketing
Arthur L. Zimmet .............  65     Senior Vice President - Special Projects
Sandra D. Baron ..............  49     Vice President - Human Resources
Robert M. Bloomfield .........  60     Vice President - Market Research
Craig A. Burk ................  48     Vice President - Manufacturing
Joseph A. Cacchioli ..........  45     Vice President - Controller
Agustin V. Gago ..............  42     Vice President - International
Eamonn P. Hobbs ..............  48     Vice President - AngioDynamics Division
Judith K. Meritz .............  49     Vice President - Regulatory Affairs
Jeffrey S. Peacock ...........  44     Vice President - Scientific and Technical Operations
Archie B. Williams ...........  50     Vice President - Clinical Affairs and Medical
                                         Community Liaison

     Officers are elected annually and serve at the pleasure of the Board of Directors.

     Mr. Curtin has served as Senior Vice President - Chief Financial Officer since 1999, and previously served as Vice President - Chief Financial Officer from 1985 to 1999. Mr. Curtin has been an employee of the Company since 1983.

     Mr. Palma has served as Senior Vice President - Sales and Marketing since 1999, and previously served as Vice President - Sales and Marketing from 1996 to 1999, and Vice President - Sales from 1995 to 1996. Mr. Palma has been an employee of the Company since 1994.

     Mr. Zimmet has served as Senior Vice President - Special Projects since 1988, and has been an employee of the Company since 1982.

     Ms. Baron has served as Vice President - Human Resources since 1995, and has been an employee of the Company since 1985.

     Mr. Bloomfield has served as Vice President - Market Research since August 2000, and has been an employee of the Company since 1985.

     Mr. Burk has served as Vice President - Manufacturing since 1987.

     Mr. Cacchioli has served as Vice President - Controller since 1988, and has been an employee of the Company since 1984.

     Mr. Gago has served as Vice President - International since 1997, and has been an employee of the Company since 1979.

     Mr. Hobbs has served as Vice President - AngioDynamics Division since 1991, and has been an employee of the Company since 1988.

     Ms. Meritz has served as Vice President - Regulatory Affairs since March 2001. Prior to joining the Company, she served as Director of Regulatory Affairs and Regulatory Counsel for Henry Schein, Inc. (distributor of healthcare supplies to office-based practitioners) from 1993 until March 2001.

     Mr. Peacock has served as Vice President - Scientific and Technical Operations since August 2000, and has been an employee of the Company since 1986.

     Mr. Williams has served as Vice President - Clinical Affairs and Medical Community Liaison since August 2000, and previously served as Vice President - Imaging Products Management from 1993 to August 2000. Mr. Williams has been an employee of the Company since 1980.

     The business backgrounds of Mr. Stern and Mr. Lombardo have been previously set forth in this proxy statement.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth information concerning the compensation for services, in all capacities for 2001, 2000 and 1999, of (i) those persons who were, during 2001, Chief Executive Officer ("CEO") (Anthony A. Lombardo), (ii) those persons who were, at the end of 2001, each of the four most highly compensated executive officers of the Company other than the CEO, and (iii) the President of E-Z-EM Canada, who is not an executive officer of the Company, but who is included in this table due to the level of his annual compensation during 2001 (collectively, the "Named Executive Officers"):

                                      Annual Compensation              Long Term Compensation
                                  --------------------------   -------------------------------------
                                                                           Awards            Payouts
                                                               ---------------------------   -------
                                                     Other                   Securities
                                                    Annual     Restricted    Underlying               All Other
    Name and                                       Compensa-      Stock        Options         LTIP   Compensa-
    Principal             Fiscal  Salary    Bonus   tion (1)     Awards    ---------------    Payouts  tion (4)
    Position               Year     ($)      ($)      ($)         ($)       # (2)    # (3)      ($)       ($)
    --------               ----  --------  -------    ----        ----     -------   -----     ----    --------
Howard S. Stern,........   2001  $262,500  $11,813    None        None       None    .2273     None    $115,376
Chairman of the Board      2000   261,458   89,105    None        None       None    .2273     None     114,754
                           1999   250,000   83,250    None        None       None    .2273     None     123,363

Anthony A. Lombardo,....   2001  $261,667  $38,125    None        None       None     None     None    $ 25,467
President and Chief        2000    41,667    None     None        None     300,000    None     None      23,459
Executive Officer
(effective April 2000)

Eamonn P. Hobbs,........   2001  $210,000  $23,625    None        None       None    .2273     None    $ 22,384
Vice President             2000   209,166    None     None        None       None    .2273     None      21,973
                           1999   200,000   17,481    None        None       None    .2273     None       8,696

Dennis J. Curtin,.......   2001  $170,917  $11,424    None        None       None     None     None    $ 25,167
Senior Vice President      2000   167,333   42,308    None        None       None     None     None      24,147
                           1999   160,000   39,996    None        None       None     None     None       9,447

Arthur L. Zimmet,.......   2001  $173,250  $ 7,796    None        None       None     None     None    $ 30,860
Senior Vice President      2000   172,563   58,809    None        None       None     None     None      29,938
                           1999   165,000   54,945    None        None       None     None     None       9,780

Pierre A. Ouimet,.......   2001  $175,550  $39,624    None        None       None     None     None    $ 24,512
President of E-Z-EM        2000   223,844   45,344    None        None       None     None     None      22,295
Canada                     1999   181,441   47,963    None        None      10,000    None     None       6,653

----------
(1) The Company has concluded that the aggregate amount of perquisites and other personal benefits paid to each of the Named Executive Officers for 2001, 2000 and 1999 did not exceed the lesser of 10% of such officer's total annual salary and bonus for 2001, 2000 or 1999 or $50,000; such amounts are, therefore, not reflected in the table.

(2)  Options are exercisable in Class B Common Stock of the Company.

(3) Options are exercisable in Class B Common Stock of AngioDynamics, Inc., a wholly-owned subsidiary of the Company.

(4) For each of the Named Executive Officers other than Mr. Ouimet, the amounts reported include amounts contributed by the Company under its Profit-Sharing Plan and, as matching contributions, under the companion 401(k) Plan. For 2001, 2000 and 1999, such amounts contributed were: $7,460, $6,975 and $9,404, respectively, for Mr. Stern; $1,333, $0 and $0, respectively, for Mr. Lombardo; $8,479, $8,208 and $8,083, respectively, for Mr. Hobbs; $8,015, $7,107 and $8,956, respectively, for Mr. Curtin; and $7,643, $6,838 and $9,264, respectively, for Mr. Zimmet. For Mr. Ouimet, the amounts reported include amounts contributed by E-Z-EM Canada under a defined contribution plan. For 2001, 2000 and 1999, such amounts contributed were $8,778, $6,554 and $6,395, respectively.

     For each of the Named Executive Officers, the amounts reported include term life insurance premiums paid by the Company. For 2001, 2000 and 1999, such amounts paid were: $780, $643 and $823, respectively, for Mr. Stern; $780, $105 and $0, respectively, for Mr. Lombardo; $655, $515 and $613, respectively, for Mr. Hobbs; $524, $412 and $491, respectively, for Mr. Curtin; $541, $424 and $516, respectively, for Mr. Zimmet; and $247, $254 and $258, respectively, for Mr. Ouimet.

     For each of the Named Executive Officers, the amounts reported include premiums paid by the Company under split dollar life insurance arrangements ("arrangements"). With respect to one such arrangement with Mr. Stern, such amounts paid were $100,000 for each of 2001, 2000 and 1999. Under a collateral assignment agreement, the proceeds from this policy will first be used to repay all advances made by the Company. If the policy is terminated prior to the death of Mr. Stern, the Company will be entitled to the cash surrender value of the policy at that time, and any shortfall between that amount and the amount of the advances made by the Company will be repaid to the Company by Mr. Stern. With respect to a second such arrangement with Mr. Stern, such amounts paid were $7,136 for each of 2001, 2000 and 1999. Under a collateral assignment agreement, the proceeds from this policy will first be used to repay all advances made by the Company. With respect to arrangements with each of the Named Executive Officers other than Mr. Stern, such amounts paid for each of 2001 and 2000 were:
     $23,354 for Mr. Lombardo; $13,250 for Mr. Hobbs; $16,628 for Mr. Curtin; $22,676 for Mr. Zimmet; and $15,487 for Mr. Ouimet. Under collateral assignment agreements, the Company will be entitled to the lesser of the cash surrender value of the policies or the advances it made, upon termination of these policies.

     For Mr. Stern, the amounts reported include fees of $6,000 relating to attendance at AngioDynamics directors' meetings for 1999.

Option/SAR Grants Table

     The following table sets forth certain information concerning stock option grants made during 2001 to the Named Executive Officers. These grants are also reflected in the Summary Compensation Table. In accordance with SEC disclosure rules, the hypothetical gains or "option spreads" for each option grant are shown based on compound annual rates of stock price appreciation of 5% and 10% from the grant date to the expiration date. The assumed rates of growth are prescribed by the SEC and are for illustrative purposes only; they are not intended to predict future stock prices, which will depend upon market conditions and the Company's future performance. The Company did not grant any stock appreciation rights during 2001.

                                                                                    Potential Realizable Value at
                                                                                    Assumed Annual Rates of Stock
                               Individual Grants                                  Price Appreciation for Option Term
---------------------------------------------------------------------------   -------------------------------------------
                        Number of    % of Total
                       Securities     Options                                          5%                     10%
                       Underlying    Granted to      Exercise                 -------------------    --------------------
                         Options    Employees in     or Base                   Stock    Potential     Stock     Potential
                         Granted     Fiscal Year      Price      Expiration    Price      Value       Price       Value
      Name                 (#)          2001          ($/Sh)         Date      ($/Sh)       $         ($/Sh)        $
      ----             ----------   ------------   -----------   ----------   -------   ---------    --------   ---------
Howard S. Stern.....    .2273 (1)    44.44  (2)    $40,000 (3)     6/01/11    $65,156    $5,717      $103,750    $14,489

Anthony A. Lombardo.     None

Eamonn P. Hobbs.....    .2273 (1)    44.44  (2)    $40,000 (3)     6/01/11    $65,156    $5,717      $103,750    $14,489

Dennis J. Curtin....     None

Arthur L. Zimmet....     None

Pierre A. Ouimet....     None

----------
(1) Options are exercisable in Class B Common Stock of AngioDynamics, Inc., a wholly-owned subsidiary of the Company. Options are exercisable 20% per year over five years from the date of grant, provided a threshold event occurs or 100% on the ninth anniversary of the grant, if no threshold event occurs. A threshold event is the earlier of (i) fourteen months after either an initial public offering ("IPO") or the spin off of all AngioDynamics stock to the Company's shareholders, or (ii) two months after the occurrence of both an IPO and the spin off of all AngioDynamics stock to the Company's shareholders.

(2) Represents the percentage of total options granted to employees during 2001 and exercisable in Class B Common Stock of AngioDynamics, Inc.

(3) The options granted during 2001 have an exercise price not less than the fair market value of the Class B Common Stock of AngioDynamics, Inc. on the date of grant, and expire in ten years. A total of 136.36 shares of AngioDynamics Class B Common Stock may be issued under this plan.

Aggregated Option Exercises and Fiscal Year-End Option Value Table

     The following table sets forth certain information concerning all exercises of stock options during 2001 by the Named Executive Officers and the fiscal year-end value of unexercised stock options on an aggregated basis:

                                                            Number of
                                                            Securities       Value of
                                                            Underlying      Unexercised
                                                           Unexercised     In-the-Money
                                                            Options at      Options at
                                                           June 2, 2001    June 2, 2001
                                                               (#)             ($) (1)
                                                          -------------    -------------
                                 Shares        Value       Exercisable/     Exercisable/
                               Acquired on    Realized    Unexercisable    Unexercisable
      Name                     Exercise(#)       ($)           (2)               (2)
      ----                     -----------    --------    -------------    -------------
Howard S. Stern .............     None          None         78,786/          $77,185/
                                                              None              None

Anthony A. Lombardo .........     None          None         75,000/             None/
                                                             225,000             None

Eamonn P. Hobbs .............     None          None         39,595/          $31,977/
                                                              None              None

Dennis J. Curtin ............     None          None         50,556/          $47,696/
                                                              None              None

Arthur L. Zimmet ............     None          None         50,884/          $41,901/
                                                              None              None

Pierre A. Ouimet ............     None          None         38,240/          $24,214/
                                                              None              None

----------
(1) Options are "in-the-money" if on June 2, 2001, the market price of the stock exceeded the exercise price of such options. At June 2, 2001, the closing price of the Company's Class A and Class B Common Stock was $5.30 and $5.20, respectively. The value of such options is calculated by determining the difference between the aggregate market price of the stock covered by the options on June 2, 2001 and the aggregate exercise price of such options.

(2) Options granted prior to the Company's recapitalization on October 26, 1992 are exercisable one-half in Class A Common Stock and one-half in Class B Common Stock. Options granted after the recapitalization are exercisable in Class B Common Stock.

Compensation of Directors

     On an annual basis, directors, who are not employees of the Company, are entitled to the following compensation: a retainer of $15,000; a fee of $1,000 for each board meeting attended; a fee of $250 for each telephonic board meeting attended; 1,000 shares of the Company's Class B Common Stock; and stock options for 1,000 shares of Class B Common Stock, which vest one year from date of grant. Directors, who serve on committees of the Company and who are not employees of the Company, are entitled to a fee of $500 for each committee meeting attended, except that the chairman of a committee is entitled to a fee of $1,000 for each committee meeting attended.

Employment Contracts

     During 1994, the Company entered into an employment contract with Howard S. Stern in his capacity as Chairman of the Board. This employment contract is for a term of eight years at an annual compensation currently of $262,500.

     During 2000, the Company  entered into an employment  contract with Anthony
A. Lombardo in his capacity as President and Chief Executive Officer. This employment contract provides for annual base salary currently at $275,000. During 2001, the contract was amended to provide for an annual relocation allowance of $45,000. The contract is cancellable at any time by either the Company or Mr. Lombardo, but provides for severance pay of one years base salary in the event of termination by the Company without cause, as defined in the contract.

Severance Arrangements

     The Company has entered into severance agreements ("Severance Agreements") with the Named Executive Officers (excluding Howard S. Stern) and certain other executive officers and key employees (collectively, the "Executives").

     Each Severance Agreement provides certain security to the Executive in connection with a change of control. A change of control ("Change of Control") is defined as the acquisition of 50% or more of the outstanding voting power of all capital stock of the Company; or the transfer of all or substantially all of the assets of either or both of the AngioDynamics or Contrast Systems business segments. Upon a Change of Control, all outstanding stock options vest and remain exercisable until the original expiration date of such options without regard to the need to remain employed by the Company. The Company will provide the Executive (or his estate) with an interest-free loan in the amount necessary to pay the exercise price and the income and employment taxes due as a result of the option exercise.

     If an Executive's employment with the Company is terminated by the Company for good cause (as defined below), death or disability, or by the Executive other than for good reason (as defined below), during the term of the Severance Agreement and within two years following a Change of Control, the Executive shall be entitled to accrued but unpaid base salary.

     A termination of employment is for good cause ("Good Cause") under the Severance Agreements if the basis of termination is (i) repeated acts or serious omissions constituting dishonesty, intentional breach of fiduciary obligation or intentional wrongdoing or malfeasance; (ii) conviction of a crime involving fraud, dishonesty or moral turpitude; or (iii) a material breach of the Severance Agreement or the conditions and requirements of employment.

     Good reason ("Good Reason") exists under the Severance Agreements if there is (i) a significant reduction in the nature or the scope of the Executive's authority and/or responsibility; (ii) a material reduction in the Executive's rate of base salary; (iii) a significant reduction in employee benefits; or (iv) a change in the principal location in which the Executive is required to perform services, which significantly increases commuting distance.

     If an Executive's employment with the Company is terminated by the Company without Good Cause or by the Executive for Good Reason, during the term of the Severance Agreement and within two years following a Change of Control, the Executive shall be entitled to: (i) accrued but unpaid base salary; (ii) a lump sum payment equal to between one and two times annual base salary, based upon years of service; (iii) any benefits accrued under any incentive and retirement plans; (iv) paid medical plan coverage until the earlier of 18 months from termination or the time when the Executive obtains comparable coverage through a new employer; (v) a lump sum payment equal to the unvested portion, if any, of the Executive's 401(k) plan; and (vi) outplacement and career counseling services.

     Each Severance Agreement provides that if any amounts due to an Executive thereunder become subject to the "golden parachute" rules set forth in Section 4999 of the Internal Revenue Code, then such amounts will be reduced to the extent necessary to avoid the application of such rules.

                             AUDIT COMMITTEE REPORT

     The Audit  Committee (the  "Committee") of the Company is composed of three
(3) directors and operates under a written charter (attached as Appendix A). Each member of the Committee is an independent director as such term is defined under the listing standards of The American Stock Exchange.

     As set forth in more detail in the Committee's charter, management is responsible for the Company's internal controls and financial operating system. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report relating to this audit. The Committee's responsibility is to monitor and oversee these processes. The Committee's primary duties and responsibilities fall into three broad categories:

     First, the Committee will serve as an independent and objective party to monitor the Company's financial reporting process and internal control system;

     Second, the Committee is responsible for reviewing and appraising the audit efforts of the Company's independent accountants; this includes matters concerning the relationship between the Company and its outside auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to the Company; and determining whether the outside auditors are independent (based in part on the annual letter provided to the Company pursuant to Independence Standards Board Standard No. 1); and

     Third, to provide an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors.

     The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee's charter. To carry out its responsibilities, the Committee met once during fiscal year 2001.

     In overseeing the preparation of the Company's financial statements, the Committee met and held discussions with management and the independent auditors. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles. The Committee discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards ("SAS") No. 61, "Communications with Audit Committees".

     The Company's independent auditors also provided the Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees" and the Committee has discussed with the independent auditors that firm's independence.

     Based upon the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 2, 2001 and be filed with the U.S. Securities and Exchange Commission.

     The Committee provides the following information relating to fees paid to the independent auditors, Grant Thornton LLP ("Grant Thornton") for fiscal year 2001:

          Audit Fees...........................................  $271,324
          Financial Information Design and
            Implementation Fees................................    None
          All Other Fees.......................................  $147,179

     The Committee has considered the compatibility of the Financial Information Systems Design and Implementation Fees (if any) and All Other Fees paid to Grant Thornton in connection with Grant Thornton's independence.

     This Audit Committee Report ("Report") shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this Report therein.

                                        THE AUDIT COMMITTEE,

                                        James L. Katz, Chairman
                                        Paul S. Echenberg
                                        Robert M. Topol


                     COMPENSATION AND STOCK OPTION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

General

     The Compensation Committee (the "Committee") determines the cash and other incentive compensation, if any, to be paid to the Company's executive officers and key employees, and administers the Company's stock option plans. The Committee is currently composed of two non-employee directors: Donald A. Meyer and James L. Katz.

Compensation Philosophy

     The primary philosophy of the Company regarding compensation to executive officers is to offer a program which rewards each member of senior management commensurately with the Company's overall growth and financial performance, including each person's individual performance during the previous fiscal year. The compensation policies are designed to enhance the overall strength and financial performance of the Company by aligning the financial interests of the Company's executive officers with those of the stockholders. The three primary components of executive compensation are base salary, annual performance bonus and stock option awards.

     The key elements of the Committee's executive compensation philosophy include (a) setting levels of compensation designed to attract and hold superior executives in a highly competitive business environment, (b) providing incentive compensation that varies directly with the Company's financial performance and individual initiative and achievement contributions to such performance, (c) linking compensation to elements which affect the Company's annual and long-term performance, (d) evaluating the competitiveness of executive compensation programs based upon information drawn from a variety of sources, and (e)
establishing salary levels and bonuses intended to be consistent with competitive practice and level of responsibility, with salary increases and bonuses reflecting competitive trends, the overall financial performance of the Company, the performance of the individual executive and the contractual arrangements that may be in effect with the individual executive.

     In determining each executive's overall compensation, the Committee relies, in part, on information furnished through executive compensation surveys by a recognized compensation consulting firm, publicly available information, informal survey information obtained by management, and information known to various members of the Board of Directors.

Internal Revenue Code Section 162 (m) Considerations

     Section 162 (m) of the Internal Revenue Code of 1986, as amended (the "Code"), prohibits a publicly held corporation, such as the Company, from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the chief executive officer (or person acting in that capacity) and to the four most highly compensated officers of the corporation, other than the chief executive officer, at the end of the corporation's fiscal year. The $1 million compensation deduction limitation does not apply to "performance based compensation." The Company believes that any compensation received by the Named Executive Officers in connection with the exercise of options granted under the 1983 Stock Option Plan will qualify as "performance based compensation", except for a certain de minimus option grant awarded in 1996. Stock options issued pursuant to the Company's AngioDynamics subsidiary 1997 Stock Option Plan will not qualify as "performance based compensation." The Company has not established a policy with respect to Section 162 (m) of the Code because the

Company has not and does not currently anticipate paying compensation in excess of $1 million per annum to any employee.

Base Salaries

     Base salaries for the Company's executive officers are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for management talent, including a comparison of base salaries for comparable positions at comparable companies. Annual salary adjustments are determined consistent with the Company's compensation policy by evaluating the competitive marketplace, the performance of the Company, the performance of the executive particularly with respect to the ability to manage growth of the Company, and any increased responsibilities assumed by the executive.

Annual Incentive Compensation

     The Company administers an Annual Incentive Bonus Plan (the "Bonus Plan"), under which cash bonuses may be made to the CEO and President, other corporate officers, and certain other employees. At the beginning of each fiscal year, the goals for the Company and each individual are established. During each fiscal year, the level of bonus earned, if any, is dependent upon the Company's financial results as compared to budget and the individual's achievement of his or her personal goals. A discretionary bonus may be awarded if certain performance objectives, including corporate, business unit and departmental goals, have been met, as determined by the Committee. The Company awarded discretionary bonuses ranging up to 4.5% of base salary to corporate officers under the Bonus Plan for the 2001 Fiscal Year.

Stock Option Agreements

     The Committee views stock options as an important long-term incentive vehicle for its executive officers. The use of stock options ensures that the interest of the Company's executive officers are tied to the interests of the Company's stockholders by making a portion of the executive's long-term compensation dependent upon the value created for stockholders. This promotes a continuing focus on the Company's profitability and stockholder value. The Committee may grant options under the Company's shareholder approved stock option plans. Options are granted at an exercise price equal to the fair market value of the Company's Class B Common Stock on the date of grant. Optionees can receive value from stock option grants only if the underlying Common Stock appreciates in the long-term. Generally, stock options utilize vesting periods ranging from two to nine years to encourage key executives to continue in the employ of the Company. In determining long-term incentive awards, the Committee considers the amount of stock options previously granted to each officer, the officer's responsibility, as well as the officer's current performance and contribution to the Company.

Compensation of the Chief Executive Officer

     The Committee has targeted Mr. Lombardo's total compensation, including compensation derived from awards of stock options, at a level it believes is competitive with the average amount paid by the Company's competitors and companies with which the Company competes for executive talent. During the 2001 Fiscal Year, Mr. Lombardo's base salary was increased to $275,000. In addition, the Committee provided Mr. Lombardo with a relocation allowance of $45,000. Such allowance is to be paid ratably over a twelve-month period commencing April 2001. During the 2001 Fiscal Year, no options were granted to Mr. Lombardo and no options previously granted to Mr. Lombardo were exercised. Pursuant to the employment contract between Mr. Lombardo and the Company, Mr. Lombardo received a bonus of approximately $38,000 for the 2001 Fiscal Year.


                                        THE COMPENSATION COMMITTEE,

                                        Donald A. Meyer, Chairman
                                        James L. Katz

Common Stock Performance

     The following graph compares the cumulative total shareholder return on the Company's Class A and Class B Common Stock with returns on the American Stock Exchange Market Value Index ("AMEX Market Value") and the Standard and Poor's Health Care (Medical Products and Supplies) Index ("S&P Health Care Index"), for the five year period ended June 2, 2001. The total return of the Class A Common Stock presented in the following graph treats all stock dividends payable in Class B Common Stock as cash dividends and assumes the reinvestment of such dividends in Class A Common Stock. As prescribed by the SEC, the measurements are indexed to a value of $100 at May 31, 1996, and assume all dividends were reinvested.


                                    [GRAPH]


                           Total Return - Data Summary


                                                Cumulative Total Return
                                        ---------------------------------------
                                        5/96   5/97   5/98   5/99   5/00   5/01
                                        ----   ----   ----   ----   ----   ----

E-Z-EM, INC. - CLASS B (EZM.B)          100     59     47     40     52     42
E-Z-EM, INC. - CLASS A (EZM.A)          100     58     46     36     49     38
AMEX MARKET VALUE                       100     98    124    140    164    171
S & P HEALTH CARE INDEX                 100    124    165    206    230    223

Graph Produced by Research Data Group, Inc.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     A facility of the Company located in Westbury, New York is owned 33% by Howard S. Stern, 31% by Betty S. Meyers, a principal shareholder, 2% by other employees of the Company and 34% by unrelated parties, which includes a 31% owner who manages the property. Aggregate rentals, including real estate tax payments, were $163,000 during 2001. The lease term expires in 2004.

     The Company has split dollar life insurance arrangements ("arrangements") with Howard S. Stern (including his spouse) and Betty S. Meyers (the "insureds"). On an annual basis, the Company makes advances of approximately $100,000 per insured toward the cost of such life insurance policies. Through August 2000, such advances were interest bearing and payable to the Company annually by the insureds. In August 2000, the arrangements were modified, to conform to the Company's other split dollar life insurance arrangements, making future advances non- interest bearing. Under collateral assignment agreements, the proceeds from the policies will first be used to repay all advances made by the Company. If the policies are terminated prior to the death of the insured, the Company will be entitled to the cash surrender value of the policies at that time, and any shortfall between that amount and the amount of the advances made by the Company will be repaid to the Company by the insureds. At June 2, 2001, the cash surrender value of such policies aggregated $741,000, and the aggregate amount of advances made by the Company totaled $800,000.

     The Company had an unsecured, two-year interest bearing note receivable from Eamonn P. Hobbs, an executive officer of the Company, in the principal amount of $320,000. Approximately $297,000 of this note receivable was satisfied in October 1999, while the remaining portion was satisfied during June 2000.

     The Company has engaged Michael A. Davis, M.D., a director of the Company, for consulting services. Fees for such services, including fees relating to attendance at directors' meetings, were approximately $161,000 during 2001.

            SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 (a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of initial ownership and changes in ownership with the Securities and Exchange Commission. Based solely on its review of copies of such forms received by the Company, or on written representations from certain reporting persons that no reports were required for such persons, the Company believes that, during the fiscal year ended June 2, 2001, all of the filing requirements applicable to its executive officers, directors and 10% shareholders were complied with.

                   PROPOSAL II--RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

     The Board of Directors appointed Grant Thornton LLP, certified public accountants, who were the Company's independent auditors for the 2001 Fiscal Year, as the Company's independent auditors for the 2002 Fiscal Year. Although the selection of auditors does not require ratification, the Board of Directors has directed that the appointment of Grant Thornton LLP be submitted to the Stockholders for ratification due to the significance of their appointment to the Company.

     The approval of the proposal to ratify the appointment of Grant Thornton LLP requires the affirmative vote of a majority of the votes cast by all Stockholders represented and entitled to vote thereon. Therefore, an abstention, withholding of authority to vote or broker non-vote will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the required shareholder vote.

     A representative of Grant Thornton LLP is expected to be present at the annual meeting with the opportunity to make a statement and to respond to appropriate questions.

Recommendation of the Board of Directors

     THE  BOARD  OF  DIRECTORS  OF  THE  COMPANY   RECOMMENDS  A  VOTE  FOR  THE
RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 2002 FISCAL YEAR.

                                  ANNUAL REPORT

     All stockholders of record as of the Record Date, have been sent, or are concurrently herewith being sent, a copy of the Company's 2001 Annual Report on Form 10-K for the 2001 Fiscal Year.

     ANY STOCKHOLDER OF THE COMPANY MAY OBTAIN WITHOUT CHARGE ADDITIONAL COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE 2001 FISCAL YEAR (WITHOUT EXHIBITS), AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BY WRITING TO STOCKHOLDER INFORMATION, E-Z-EM, INC., 717 MAIN STREET, WESTBURY, NEW YORK 11590-5021.

                              STOCKHOLDER PROPOSALS

     In order to be considered for inclusion in the proxy materials to be distributed in connection with the next Annual Meeting of Stockholders of the Company, stockholder proposals for such meeting must be submitted to the Company no later than May 28, 2002.

                                  OTHER MATTERS

     As of the date of this Proxy Statement, management knows of no matters other than those set forth herein which will be presented for consideration at the Meeting. If any other matter or matters are properly brought before the Meeting or any adjournment thereof, the persons named in the accompanying Proxy will have discretionary authority to vote, or otherwise act, with respect to such matters in accordance with their judgment.


                                        PETER J. GRAHAM
                                        Secretary


October 1, 2001

                                                                      Appendix A


                                  E-Z-EM, Inc.

                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

I.   Purpose

     The primary function of the Audit Committee (the "Committee") is to represent the Board of Directors (the "Board") of E-Z-EM, Inc. (the "Corporation") in fulfilling its oversight responsibilities by:

     1. Reviewing the annual financial reports and certain other financial related information released by the Corporation to the public, or to governmental bodies.

     2. Ensuring that interim quarterly financial statements are reviewed by the Corporation's independent auditors.

     3.   Reviewing  and  appraising  the   performance  of  the   Corporation's
          independent auditors.

     4. Providing an open avenue of communication between the independent auditors and the Board.

II.  Composition

     The Committee shall be comprised of at least three (3) directors. The composition of the Committee shall comply with the rules of the American Stock Exchange and the Securities and Exchange Act of 1934, as amended.

     All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or financial management expertise.

     The members of the Committee shall be appointed by the Board.

III. Meetings

     The Committee shall meet annually and will be available to meet more frequently as circumstances dictate.

     Incidental to any regularly scheduled meetings, the Committee may meet, if it deems it necessary, with management and the independent auditors in separate executive sessions to discuss any matters that the Committee and each of these groups believe should be discussed privately.

IV.  Responsibilities and Duties

     To fulfill its responsibilities and duties, the Committee shall:

     Documents/Reports Review:

     1. Review and reassess the adequacy of this charter on an annual basis or as conditions dictate.

     2. Review and approve the scope of the annual audit to be performed by the Corporation's independent auditors, and shall review and discuss the results of the audit and the Corporation's 10-K report, prior to its filing.

     3. Review the Corporation's annual financial statements and other reports and financial and related information released to the public, or in certain circumstances, to governmental bodies, including any certification, report, opinion or review rendered by the independent auditors.


                                       A.1

     4. Ensure that interim financial statements included in the Corporation's quarterly reports on form 10-Q are reviewed by the independent auditors prior to filing.

     5. Review with the independent auditors the recommendations included in their management letter, if any, and their informal observations regarding the adequacy of overall financial and accounting procedures of the Corporation. On the basis of this review, make recommendations to senior management for any changes that seem appropriate.

     6. Prepare the minutes of each meeting, distribute to all members of the Committee and provide periodic summary reports to the Board.

     Independent Auditors

     1. Review with management and recommend to the Board the selection of the independent auditors. On an annual basis, the Committee will review and discuss with the auditors all significant relationships they have with the Corporation, including non-audit services proposed or performed, to determine and ensure the auditors' independence. The independent auditors are ultimately accountable to the Board and the Committee.

     2. Annually consult with the independent auditors out of the presence of management about internal controls and the completeness and accuracy of the Corporation's financial statements.

     Financial Reporting Process

     1. Consult with the independent auditors about the integrity of the Corporation's financial reporting process, both internal and external.

     2. Review and consider the independent auditors' judgments about the appropriateness of the Corporation's accounting principles and their application.

     3. Review and consider major changes to the Corporation's accounting principles and practices as proposed by management or the independent auditors.

     Process Improvement

     1. Following completion of the annual audit, review separately with management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

     2.   Review  any  significant   disagreement   among   management  and  the
          independent auditors in connection with the preparation of the financial statements.

     Ethical and Legal Compliance

     1. Periodically review with management the Corporation's business ethics policy.

V.   General

     The Committee may perform any other activities consistent with this charter, the Corporation's By-laws and applicable law, as the Committee deems necessary or appropriate, or as directed by the Board.

VI.  Amendments

     This charter may be amended by the Board.


                                       A.2

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                  E-Z-EM, INC.

                      Proxy--Annual Meeting of Stockholders
                                October 30, 2001

The undersigned, a stockholder of Class A Common Stock, $.10 par value (the "Class A Common Stock") of E-Z-EM, Inc., a Delaware corporation (the "Company"), does hereby appoint Howard S. Stern and David P. Meyers, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Class A Common Stock of the Company which the undersigned would be entitled to vote if personally present at the 2001 Annual Meeting of Stockholders of the Company to be held at the Milleridge Inn in Jericho, New York, on Tuesday, October 30, 2001, at 10:00 a.m., Local Time, or at any adjournment or adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

     1.   ELECTION OF DIRECTORS

          For 01 Paul S. Echenberg, 02 Donald A. Meyer and 03 Robert M. Topol as Class II directors:

                                                   TO WITHHOLD AUTHORITY TO VOTE
                              WITHHOLD             FOR ANY NOMINEE(S), PRINT
          FOR ______            VOTE  _______      NAME(S) BELOW

                                                   _____________________________

     2.   RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

          FOR ______       AGAINST ______        ABSTAIN ______

To transact such other business as may properly come before the meeting or any adjournment thereof.

Signature ______________________ Signature ______________________ Date _________

Please mark, date and sign exactly as your name appears on this Proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If the holder is a corporation or partnership, the full corporate or partnership name should be signed by a duly authorized officer.

TO OUR SHAREHOLDERS:

E-Z-EM started by meeting the needs of radiologists for increased convenience and diagnostic accuracy. That was in 1962. Since then, we have grown by meeting the emerging needs of diagnostic and therapeutic imagers, radiologists and other medical professionals who depend on x-rays, MRI and ultrasound to guide their diagnosis and therapy. Developing solutions that continue to meet the requirements of diagnostic radiology has been critical to the growth of your Company.

Fiscal 2001 was no exception, as we positioned ourselves for opportunities appearing in the radiology field, particularly in CT. Our move into virtual colonoscopy is a prime example. This procedure, also known as CT colonography or CTC, uses advanced CT imaging and 3D computer reconstruction of that data to image the colon. Non-invasive virtual colonoscopy has excellent potential for examining the entire colon for early cancer and the polyps that precede this dread disease. Another opportunity is in the area of CT contrast injection. With the ever- increasing speed of injecting contrast material into patients' veins - such as for newer diagnostic techniques like CT angiography - comes a higher risk of extravasations. Ongoing development of our EDA(TM) system for extravasation detection responds to a need within that market.

Responding to the demands of the marketplace, and positioning E-Z-EM to participate in new opportunities, we have begun a process of rationalizing our businesses. Last year we pruned operations that were not strategic to our goal of staying in growth areas. Restructuring costs associated with reorganizing divisions and departments, increased spending for new programs such as virtual colonoscopy and continuing improvements in our EDA(TM) system, and the need for additions to personnel and infrastructure, did impact earnings for the year. But these investments were, and will continue to be, crucial to help grow your Company.

Diagnostic Segment

Our Diagnostic Segment continues to be one of the two main focuses of our investment and growth. We have broadened our approach to serve not only diagnostic radiology, but most importantly, gastroenterology, and to begin to provide products and services to this market segment.

o During the past year, several new products in the growth area of speech-language pathology were introduced.

o Sales of CT contrast injectors with EDA(TM) technology continued to expand, as a dedicated sales force was hired to work in conjunction with our general sales representatives in this vital CT market.

o Our NutraPrep(TM) system of low residue diets was introduced to increase compliance of patients for colon cancer screening, whether done by optical colonoscopy, virtual colonoscopy or barium enema.

o The LoSo Prep(TM) (low sodium) laxation system was introduced to provide a more comfortable, yet equally effective, method for preparing patients for colon exams, either by gastroenterologists or radiologists.

o    Our  Helicobacter  pylori  diagnostic test kits and endoscopic  accessories
     remain  strong  contributors,   and  are  products  well  accepted  by  the
     gastroenterology community.

o As part of our investment in virtual colonoscopy, we have developed Tagitol(TM), a tagging agent designed for enhanced interpretation of virtual images; also, we will shortly introduce a carbon dioxide insufflation system, called ProtoCO2l(TM), for this procedure.

CT is now the dominant x-ray examination, and sales of our products to this segment of the market continue to enjoy low double-digit growth. This has presented us with increased revenue from existing CT product groups - such as contrast formulations and power injectors - and for opportunities associated with new procedures such as virtual colonoscopy.

E-Z-EM is the only company offering technology to detect extravasation of contrast media during CT scans. By helping catch an extravasation early - when just a small amount of contrast is infiltrating the tissue around a vein - we can help prevent serious medical complications, to say nothing of potential legal and financial problems. Our PercuPump(R), with this patented EDA(TM) technology, was awarded top quality analyst ratings in the CT power injection market for the second year in a row. The ratings were published by MDB Information Network, provider of the world's largest medical and information technology database. The market continues to validate the clinical benefits of EDA(TM).

In line with our strategic plan to expand E-Z-EM's focus and build a strong franchise in gastrointestinal disease management, E-Z-EM took an equity position in PointDx, Inc., in FY02. PointDx is a medical technology company focused on the development of virtual colonoscopy, which we believe will become a significant part of the future of gastrointestinal imaging. And it could potentially become the procedure of choice for the nearly 74 million Americans over age 50 who should be screened for colorectal cancer.

PointDx was founded by radiologist Dr. David Vining, the preeminent pioneer in the field of virtual colonoscopy. Our equity position aligns us with a key intellectual property holder in the virtual colonoscopy software arena. We are very pleased to be able to continue our long relationship with Dr. Vining, whose work has been critical to the evolution of the clinical adoption of this procedure.

E-Z-EM now has the most extensive product offering available to assist medical practitioners in virtual, as well as optical, colonoscopy. One of these products, NutraPrep(TM), addresses a major compliance issue in preparation of the colon for examinations. NutraPrep(TM) is the first meal kit designed to replace a clear liquid diet prior to an exam. Its low residue supply of foods provides proper nutrition, eliminates fasting and makes the preparation process much more patient-friendly. And LoSo Prep(TM), a bowel cleansing prep, is also designed to make colon preparation easier on the patient. It is much lower in sodium and fluid intake than currently used preps, and should help improve patient compliance.

For practitioners performing virtual colonoscopy, E-Z-EM has developed Tagitol(TM), the first tagging agent for this procedure. Tagitol(TM), a radiopaque contrast medium, works by marking any residue remaining in the colon after bowel preparation. Tagitol distinguishes residue from surrounding tissue to help lessen the incidence of false-positive findings. The marked residue presents as an easily recognizable white spot on the CT image, which helps prevent the clinician from confusing it with a polyp or other pathology.

Another product soon to be introduced for virtual colonoscopy is ProtoCO2l(TM). This is an automated device for insufflating the colon with carbon dioxide to provide optimal distention and visualization. By offering a complete line of products for this new procedure, we are positioning E-Z-EM to take advantage of the changing technology in our industry.

We have broadened our focus by providing solutions for swallowing disorders, a growing clinical problem. E-Z-EM introduced a line of contrast products this year specifically developed for radiologic examination of the swallowing process. These products, trade named Varibar(TM), offer standardized contrast densities for speech-language pathologists to evaluate a patient's ability to swallow liquid and solid materials of differing viscosities and volumes. It is estimated that over 10 million Americans have some degree of swallowing disorder and that this number is expected to increase substantially with the aging of the U.S. population.

Traditionally, our Company's products have been sold to the gastrointestinal radiology marketplace. But the synergies offered by marketing GI products outside radiology and into other related areas are too powerful to ignore.
Products such as NutraPrep(TM) and LoSo Prep(TM) fit perfectly into the gastroenterology niche created by our EndoDynamics division with its line of products for endoscopic procedures. This past year, EndoDynamics was incorporated into our E-Z-EM sales and marketing team. This assimilation should provide this group with additional resources to make further inroads into such a vital market. And Enteric Products, our subsidiary focused on in-vitro GI diagnostics, expanded its product line this year with a second test for Helicobacter pylori, a bacterium identified as the leading cause of stomach cancer and peptic ulcer disease. This new PP-CAP(R) immunoassay test, which tests for H. pylori IgA antibodies, complements the Company's HM-CAP(R) assay, which is a test for IgG antibodies. When used in conjunction, these tests present a more complete picture of H. pylori antibody response in patients. Offering this new test fits well into our strategy to become a world leader in the digestive health diagnostics marketplace.

AngioDynamics

Our AngioDynamics subsidiary approached double-digit top-line growth, mainly from new products introduced during fiscal 2000 and 2001. Operating profit improved by 61% - over $1.3 million - exclusive of a loss resulting from the sale of AngioDynamics' manufacturing facility and operations in the Republic of Ireland. Products responsible for increased sales included balloon expandable biliary stents, PTA (Peripheral Transluminal Angioplasty) balloon catheters and a line of fluid drainage catheters.

The decision to sell the Irish manufacturing plant is another example of how we have repositioned various operating groups to allow concentration on core business opportunities. This facility and its line of cardiovascular products no longer fit into a strategic plan focused exclusively on interventional radiology, which uses imaging procedures to perform less invasive diagnostic and therapeutic surgical procedures. Compared to open surgical procedures, interventional radiology procedures generally require shorter hospital stays (and many can be performed on an out- patient basis), offer reduced risk and trauma and fewer complications, and can decrease the overall cost of medical care to the system.

We expect the number of interventional radiology procedures to increase as these procedures gain a wider audience of practitioners, as more physicians are trained to perform the procedures, as smaller hospitals adopt them, and as improvements in imaging and device technology expand their application. With an increasingly broad customer and product base and an expanded number of sales specialists, AngioDynamics should be well positioned to capitalize on the projected growth of this vital market. To support this growth, we significantly increased our distribution resources within AngioDynamics by expanding our direct sales force.

As we look forward to fiscal 2002 and beyond, we are confident about our ability to deliver on the promise offered by our changing marketplace. We hope and expect that these changes will help us provide increased value to our customers and our shareholders. As always, we would like to thank all of our E-Z-EM stakeholders as we work together to realize these goals.


HOWARD S. STERN                                              ANTHONY A. LOMBARDO
CHAIRMAN OF THE BOARD                      PRESIDENT AND CHIEF EXECUTIVE OFFICER



E-Z-EM is a publicly held corporation whose shares are traded on the American Stock Exchange under the symbols EZM.A and EZM.B


The statements made in this document contain certain forward-looking statements that involve a number of risks and uncertainties. Words such as "expects", "intends", "anticipates", "plans", "believes", "seeks", "estimates," or variations of such words and similar expressions, are intended to identify such forward-looking statements. Investors are cautioned that actual events or results may differ from the Company's expectations. In addition to the matters described above, the ability of the Company to develop its products, future actions by the FDA or other regulatory agencies, results of pending or future clinical trials, general market conditions, competition and pricing, as well as the risk factors listed from time to time in the SEC filings of E-Z-EM, Inc., including but not limited to its Annual Report on Form 10-K for the year ended June 2, 2001, may affect the actual results achieved by the Company.


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